UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 21, 2006

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Alpharetta, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As part of their annual compensation, each non-employee member of Exide Technologies' (the "Company") Board of Directors receives annual equity awards of options and restricted stock. On September 21, 2006, the Board approved an increase in annual equity compensation to directors, increasing the value of annual options from $20,000 to $40,000, but maintaing the value of granted restricted stock of $20,000.

Item 8.01 Other Events.

As a result of the private placement of $50 million of common stock referenced in the Company's Report on Form 8-K filed on September 19, 2006, the exercise price of the Company's warrants will be reduced to $30.31 per share of common stock, the number of shares issuable upon the exercise of each warrant will increase by approximately 1.25%. This adjustment will be confirmed in a notice sent in accordance with the warrant agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

September 26, 2006	By:	Francis M. Corby, Jr.

Name: Francis M. Corby, Jr.
Title: Executive Vice President & Chief Financial Officer